Cumulus Media Reports Operating Results for the Third Quarter 2022

ATLANTA, GA — October 28, 2022: Cumulus Media Inc. (NASDAQ: CMLS) (the "Company," "Cumulus Media," "we," "us," or "our") today announced operating results for the three and nine months ended September 30, 2022.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, "Notwithstanding a difficult macro environment, consistent execution of our strategic plan has put us in an enviable financial position to effectively navigate through the continuing headwinds. Our solid Q3 results reflect that execution – although total revenue declined, driven by weakness in national advertising channels, digital revenue continued to grow, and we increased profitability as well. We also generated $24 million of cash from operations, repurchased $3.9 million of shares, opportunistically retired $2.8 million of senior notes at a discount and finished the quarter with net leverage of 3.7x, the lowest it’s been in more than a decade."

Berner added, “Looking ahead, we will continue to rigorously implement our plan, which includes: furthering our multi-platform evolution; supporting growth of multiple, profitable digital businesses; reducing our fixed cost base; investing in high-ROI internal initiatives; maintaining a disciplined approach to M&A, including enhancing cash generation from non-core asset monetization; bolstering liquidity; reducing net leverage; and optimizing a multi-pronged capital allocation strategy. Given our track record, we continue to have strong confidence in our ability, under this plan, to grow shareholder value even in the incrementally challenging macro environment.”

Key Financial Highlights:

•Posted revenue decline of 2%, reflecting market-driven headwinds
◦Outperformed in local spot versus national ad channels (i.e., network and national spot)
◦Delivered digital revenue growth of 5% year-over-year, led by digital marketing services (+12%), which benefited from new product additions, multi-market partnerships and strong sales execution, and streaming (+11%)

•Recorded third quarter net income of $8.5 million compared to net income of $27.4 million in Q3 2021, a period which included a one-time pre-tax gain of $20.8 million attributable to a land sale in Nashville

•Increased third quarter EBITDA by 2% year-over year, from $45.8 million to $46.6 million, with revenue declines more than offset by the benefits of prior and current period permanent fixed cost reductions

•Reduced net leverage(1) further, achieving the lowest levels in more than a decade – best among peers
◦Generated $24.0 million of cash from operations, bringing year-to-date cash generation from operations to $54.5 million
◦Retired $2.8 million of senior notes at an average purchase price of 89.8% of par, bringing year-to-date debt reduction to $65.1 million
◦Reported total debt of $740.9 million at 9/30/22 and net debt(1) of $622.7 million
◦Reduced net leverage from 4.7x at 12/31/21 to 3.7x at 9/30/22

•Completed $3.9 million of open market share repurchases with a volume-weighted average price of $9.43 per share - $21.1 million of availability remains under previously announced $50 million share repurchase authorization
◦In Q3, repurchased 415,063 shares or 2.0% of weighted average diluted common shares outstanding as of 6/30/22
◦Year-to-date, repurchased 2,139,200 shares or 10.2% of weighted average diluted common shares outstanding as of 12/31/21

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended September 30, 2022, the Company reported net revenue of $233.5 million, a decrease of 1.8% from the three months ended September 30, 2021, net income of $8.5 million and Adjusted EBITDA of $46.6 million.

For the nine months ended September 30, 2022, the Company reported net revenue of $702.2 million, an increase of 5.7% from the nine months ended September 30, 2021, net income of $16.3 million and Adjusted EBITDA of $123.3 million.

As Reported	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	% Change
Net revenue	$233,463	$237,716	(1.8)%
Net income	$8,540	$27,448	(68.9)%
Adjusted EBITDA (1)	$46,567	$45,828	1.6%
Basic income per share	$0.45	$1.34	N/A
Diluted income per share	$0.45	$1.32	N/A

As Reported	Nine Months Ended September 30, 2022	Nine Months ended September 30, 2021	% Change
Net revenue	$702,236	$664,163	5.7%
Net income (loss)	$16,289	$(360)	N/A
Adjusted EBITDA (1)	$123,265	$91,617	34.5%
Basic income (loss) per share	$0.82	$(0.02)	N/A
Diluted income (loss) per share	$0.81	$(0.02)	N/A

(1)Net leverage, net debt, and Adjusted EBITDA are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Net leverage is as defined in our Senior Credit Facility. For additional information, see “Non-GAAP Financial Measures.”

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	% Change
Broadcast radio revenue:
Spot	$124,813	$122,004	2.3%
Network	52,261	63,873	(18.2)%
Total broadcast radio revenue	177,074	185,877	(4.7)%
Digital	34,910	33,337	4.7%
Other	21,479	18,502	16.1%
Net revenue	$233,463	$237,716	(1.8)%

As Reported	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	% Change
Broadcast radio revenue:
Spot	$355,735	$335,787	5.9%
Network	166,247	181,249	(8.3)%
Total broadcast radio revenue	521,982	517,036	1.0%
Digital	104,604	91,837	13.9%
Other	75,650	55,290	36.8%
Net revenue	$702,236	$664,163	5.7%

Balance Sheet Summary (dollars in thousands):

	September 30, 2022	December 31, 2021
Cash and cash equivalents	$118,149	$177,028
Term loan due 2026 (2)	$343,731	$356,240
6.75% Senior notes (2)	$397,127	$449,695

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
Capital expenditures	$6,951	$10,017

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Capital expenditures	$18,560	$21,988
(2) Excludes unamortized debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 8:30 AM ET to discuss its third quarter operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 539497. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Please see an update to the Company’s investor presentation on the Company's investor relations website at www.cumulusmedia.com/investors, which may be referenced on the conference call. Unless otherwise specified, information contained in the investor presentation or on our website is not incorporated into this press release or other documents we file with, or furnish to, the SEC.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives, including with regard to returning capital to shareholders. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the evolving and uncertain nature of the COVID-19 pandemic and its impact on the Company, the amount and frequency of our shareholder capital returns, the rapidly changing and competitive media industry, the economy in general and other risk factors described under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2021 as well as in the Company’s other filings with the Securities and Exchange Commission. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About Cumulus Media
Cumulus Media (NASDAQ: CMLS) is an audio-first media company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 405 owned-and-operated radio stations across 86 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, CNN, the AP, the Academy of Country Music Awards, and many other world-class partners across more than 9,500 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the Cumulus Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. Cumulus Media is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA" or "EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our Refinanced Credit Agreement.

In determining Adjusted EBITDA, we exclude the following from net income (loss): interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, local marketing agreement fees, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and for comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure net debt which is total debt principal, gross, less cash and cash equivalents. The Company also presents the non-GAAP financial measure net leverage, which is defined in our Senior Credit Facility as net debt divided by Adjusted EBITDA. Management believes that net leverage and net debt are important measures to monitor leverage and evaluate the balance sheet. Additionally, net leverage is required for complying with certain covenants under the Company's credit agreements.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising, net revenue, excluding impact of political revenue, net debt and net leverage as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenue	$233,463	$237,716	$702,236	$664,163
Operating expenses:
Content costs	83,284	87,279	257,793	260,309
Selling, general & administrative expenses	93,200	93,213	285,327	276,375
Depreciation and amortization	14,034	13,223	41,403	39,796
Local marketing agreement fees	13	373	31	1,062
Corporate expenses	10,653	12,171	36,920	44,691
Stock-based compensation expense	1,518	1,372	4,712	3,787
Restructuring costs	2,297	2,474	6,819	6,948
Loss (gain) on sale of assets or stations	41	(20,197)	(1,085)	(20,659)
Total operating expenses	205,040	189,908	631,920	612,309
Operating income	28,423	47,808	70,316	51,854
Non-operating expense:
Interest expense	(15,507)	(16,187)	(47,488)	(51,827)
Gain on early extinguishment of debt	279	—	1,876	—
Other expense, net	(31)	(505)	(84)	(330)
Total non-operating expense, net	(15,259)	(16,692)	(45,696)	(52,157)
Income (loss) before income taxes	13,164	31,116	24,620	(303)
Income tax expense	(4,624)	(3,668)	(8,331)	(57)
Net income (loss)	$8,540	$27,448	$16,289	$(360)

The following tables reconcile net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
GAAP net income	$8,540	$27,448
Income tax expense	4,624	3,668
Non-operating expense, including net interest expense	15,538	16,692
Local marketing agreement fees	13	373
Depreciation and amortization	14,034	13,223
Stock-based compensation expense	1,518	1,372
Loss (gain) on sale or disposal of assets or stations	41	(20,197)
Gain on early extinguishment of debt	(279)	—
Restructuring costs	2,297	2,474
Non-routine legal expenses	59	589
Franchise taxes	182	186
Adjusted EBITDA	$46,567	$45,828

As Reported	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
GAAP net income (loss)	$16,289	$(360)
Income tax expense	8,331	57
Non-operating expense, including net interest expense	47,572	52,157
Local marketing agreement fees	31	1,062
Depreciation and amortization	41,403	39,796
Stock-based compensation expense	4,712	3,787
Gain on sale or disposal of assets or stations	(1,085)	(20,659)
Gain on early extinguishment of debt	(1,876)	—
Restructuring costs	6,819	6,948
Non-routine legal expenses	523	8,216
Franchise taxes	546	613
Adjusted EBITDA	$123,265	$91,617

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
As reported net revenue	$233,463	$237,716
Political revenue	(4,493)	(943)
As reported net revenue, excluding impact of political revenue	$228,970	$236,773

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
As reported Adjusted EBITDA	$46,567	$45,828
Political EBITDA	(4,044)	(849)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$42,523	$44,979

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
As reported net revenue	$702,236	$664,163
Political revenue	(10,127)	(3,265)
As reported net revenue, excluding impact of political revenue	$692,109	$660,898

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
As reported Adjusted EBITDA	$123,265	$91,617
Political EBITDA	(9,114)	(2,939)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$114,151	$88,678

The following table sets forth a reconciliation of our total debt principal, gross, cash and cash equivalents, and Adjusted EBITDA to net leverage for the periods presented herein (dollars in thousands):

	As of September 30,
	2022	2021
Total debt principal, gross	$740,858	$825,935
Less: Cash and cash equivalents	(118,149)	(152,917)
Total debt principal, net	$622,709	$673,018

	Trailing Twelve Months Ending September 30,
	2022	2021
Adjusted EBITDA	$166,505	$131,193

Net leverage	3.7x	5.1x